UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On August 19, 2008, the Board of Directors (the "Board") of Unit Corporation (the "Company"), upon the recommendation of its Compensation Committee, approved amendments to the Unit Corporation Key Employee Change of Control Contract (the "CIC Contract") to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A").

Section 409A changed the income tax treatment of nonqualified deferred compensation plans and imposed new requirements on both the terms and operation of such plans.  Although Section 409A’s provisions have been in effect since 2005 and employers have been required to operate in good faith since that time, final regulations under Section 409A were not issued until 2007 and companies must now amend affected nonqualified deferred compensation plans by December 31, 2008, to ensure that they comply with the Section 409A final rules.

The following description of the amendments to the CIC Contract is not a complete description of the amendments and is qualified by reference to the full text of the CIC Contract, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference in this Item 5.02(e).  Additional information regarding the CIC Contract can also be found in the Company’s proxy statement for its 2008 annual stockholders meeting, which was filed with the Securities and Exchange Commission on March 14, 2008.

The key amendments to the CIC Contract include:

•
Deferred compensation payable to executives is to be paid only on certain specified events, including a “separation from service” within the meaning of Section 409A, and can be paid no earlier than six months following the separation from service.  Severance will accrue interest at the applicable federal rate for any period during which the payments are delayed.

•
Welfare benefits paid following a severance event will be provided on a tax-free basis or, if taxable, the benefits will be provided in a manner that complies with the rules relating to the time and form of payments under Section 409A.

•
The Company will provide outplacement benefits directly to the executive and the underlying expense will be incurred no later than the end of the second full calendar year following the year of termination and all reimbursements will be made no later than the end of the third full calendar year following the year of termination.

•	If an executive is terminated in anticipation of a change in control, the payment of severance will not occur upon an impermissible payment event under Section 409A.

•
If an executive is entitled to reimbursement of legal fees arising out of a dispute over the terms of the CIC Contract, the legal fees paid during one taxable year will not affect the legal fees that the Company is obligated to pay during any other taxable year; the executive will only be entitled to reimbursement for a specified period; reimbursement must be made before the end of the calendar year following the calendar year in which the expense was incurred; and legal fees may not be liquidated or exchanged for another benefit.

•
If an executive is subject to the so-called "golden parachute" excise tax under Internal Revenue Code Section 4999, the gross-up payment will be paid before the end of the calendar year following the calendar year in which the taxes become due.

•	The Company may further amend the CIC Contract, in consultation with the executive, in the least restrictive manner, in order to cause the provisions to comply with or avoid Section 409A.

Contemporaneously with these Section 409A amendments, the Company made certain other non-Section 409A amendments to the CIC Contract related to the annual bonus provisions, termination provisions, defined contribution provisions, welfare benefit continuation provisions and retirement provisions.

None of the amendments materially increase the benefits, grants or awards issuable under the CIC Contract.

The amendments to the CIC Contract are effective as of August, 19, 2008.  The officers subject to the change of control contract in effect before these amendments, Larry D. Pinkston, President and Chief Executive Officer, Mark E. Schell, Senior Vice President, General Counsel and Secretary, and David T. Merrill, Treasurer and Chief Financial Officer, will sign new change of control contracts in substantially the same form as Exhibit 10.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits.

Exhibit No.	Description
10.1	Unit Corporation Amended and Restated Key Employee Change of Control Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: August 25, 2008	By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Corporation Amended and Restated Key Employee Change of Control Contract

3